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                                                                    EXHIBIT 21.1


      SUBSIDIARIES AND JOINT VENTURES OF CATELLUS DEVELOPMENT CORPORATION
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                                                                                JURISDICTION OF
                                                               PERCENTAGE       PARTNERSHIP OR
                                                               OWNED BY         STATE OF
                                                               CATELLUS         INCORPORATION
                                                               ---------        ---------------
Sante Fe Towers Land Company                                   100%             Delaware

Santa Fe Towers Land Company                                   100%             California
         Torrance Investment Company                           66.66%(1)        California

Seabridge Properties, Inc.                                     100%             Delaware
         JMB/Santa Fe Bayfront Venture                         50%(2)           California

Harbor Drive Company                                           100%             Delaware
         Pacific Market Investment Company                     50%(3)           California

SF Pacific Properties Inc.                                     100%             Delaware
         Golden Empire Investment Corporation                  100%(4)          Delaware
         Sequoia Pacific Realco                                95.33%(5)        California
         Pacific Design Center                                 75%(6)           California
         Design Center Services                                75%(6)           California

Westada Corporation                                            100%             Delaware
         North Stockton K&B - S.F. Venture No. 1               50%(7)           California

Catellus Management Corporation                                100%             Delaware

Collinsville Property Corporation                              100%             Delaware
         The Montezuma Wetlands Project                        50%(8)           California

Catellus Construction Corporation                              100%(9)          Delaware

Catellus Union Station, Inc.                                   100%             Delaware
         Union Station Partners                                50%(10)          California

Catellus Residential Group, Inc.                               100%             California
         Catellus Residential Financial Corp.                  100%(13)         California
         Catellus Residential Eagle Crest, Inc.                100%(16)         California
         Catellus Residential Communities, Inc.                100%(16)         California
         Catellus Residential Homes Corp. I                    100%(16)         California
         Catellus Residential Ridgemoor, Inc.                  100%(16)         California
         Catellus Residential Marbella, Inc.                   100%(16)         California
         Catellus Residential Ridgemoor Homes Corp.            100%(16)         California
                  I
         Catellus Residential & Associates, Inc.               100%(13)         California
         Catellus Residential Partners Limited                 100%(17)         California
                  Partnership
         Catellus Residential Westchester, L.L.C.              50%(14)          Delaware
         Koll/Akins L.L.C.                                     50%(15)          Delaware
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
         Akins-Seyen general partnership                       50%(14)          California
         Catellus Residential Ocean Ridge, Inc.                100%(16)         Delaware
         Catellus Residential Oxnard, Inc.                     100%(16)         Delaware
         Catellus Residential Vista Ladera L.L.C.              50%(14)          Delaware
         Catellus Residential Construction, Inc.               100%(13)         Delaware

Dallas International, Ltd.                                     25.21%(11)       Texas

New Orleans International Hotel                                14.15%(18)       Louisiana
         New Orleans Rivercenter                               22.5%(12)        Louisiana

International Rivercenter                                      25.16%           Louisiana

New Orleans Rivercenter                                        38.75%           Louisiana

Desman Road Partners                                           37.82%           California

Gilman Property Corporation                                    100%             Delaware
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(1)  Partnership Interest owned directly by Santa Fe Towers Land Company.
(2)  Partnership Interest owned directly by Seabridge Properties, Inc.
(3)  Partnership Interest owned directly by Harbor Drive Company.
(4)  Owned directlyby SF Pacific Properties, Inc.
(5)  Partnership Interest owned directly by Golden Empire InvestmentCorporation.
(6)  Partnership Interest owned directly by Sequoia Pacific Realco.
(7)  Partnership Interest owned directly by Westada Corporation.
(8)  Partnership Interest owned directly by Collinsville Property Corporation.
(9)  California State Contractor License No. 695604; to perform construction services for a fee.
(10) Partnership Interest owned directly by Catellus Union Station, Inc.
(11) Catellus owns 25.21% of capital, 24.19% of profit and loss.
(12) Partnership Interest owned by New Orleans International Hotel.
(13) Owned directly by Catellus Residential Group, Inc.
(14) Partnership Interest owned directly by Catellus Residential Homes Corp. I.

(15) Partnership Interest owned directly by Catellus Residential Partners Limited Partnership.
(16) Owned directly by Catellus Residential Financial Corporation.
(17) 1% general partnership interest owned by Catellus Residential Associates, Inc. and 99% limited partnership interest owned by Catellus Residential Financial Corporation.
(18) Limited partnership interest.

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